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                                                                    Exhibit 3-55
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                                                      STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED 09:00 AM 05/23/1997
                                                     971170080 - 2316944

                     RESTATED CERTIFICATE OF INCORPORATION

                                       of

                           CONCORD HEALTH GROUP, INC

   The undersigned Secretary of Concord Health Group Inc., a Delaware corporation (the "Corporation") hereby certifies as follows:

   The Corporation's present name is Concord Health Group, Inc. The date of filing of its original certificate of incorporation with the Secretary of State of Delaware was November 23, 1992;

   This Restated Certificate of Incorporation further amends the certificate of incorporation of the Corporation, as heretofore amended and now in effect, and restates and integrates into a single instrument all of the provisions thereof as so amended. This Restated Certificate of Incorporation was proposed by the board of directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware and is as follows:

   FIRST: Name. The name of the Corporation is Concord Health Group, Inc. (the "Corporation").

   SECOND: Address; Registered Office and Agent. The address of the Corporation's registered office is 15 East North Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is United Corporate Services, Inc.


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   THREE: Purposes.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation of Law.

   FOURTH: Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is: Three Thousand (3,000), all of which shall be shares of Common Stock of the par value of One Cent ($.0l) each.

   FIFTH: Name and Mailing Address of Incorporator. The name and mailing address of the incorporator are: Marlene R. Krauss, M.D., KBL Healthcare, Inc., 645 Madison Avenue, 14th Floor, New York, New York 10022

   SIXTH: Election of Directors. Members of the Board of Directors of the Corporation (the Board) may be elected either by written ballot or by voice vote.

   SEVENTH: Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.


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   Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

   EIGHTH: Indemnification.

   8.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.

    8.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds

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necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final deposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

   8.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement of advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the By-laws), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

   8.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall insure to the benefit of the executors, administrators, legatees and distributes of such person.

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   8.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation; or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws or under section 145 of the General Corporation Law or any other provision of law.

   8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves such capacity at any time while this Section 8 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of fact.

   8.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the


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Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

   8.8 Any director or officer of the Corporation serving in any capacity (a) another corporation of which majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

   8.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a mailer or right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or


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advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided,however, that if no such notice given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

   NINTH: Adoption, Amendment and/or Repeal of By-Laws. The Board may from time to time adopt, amend or repeal the By-laws of the Corporation; provided, however, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

                                                /s/ Bradford C. Burkett
                                                --------------------------
                                                Bradford C. Burkett
                                                Secretary

Dated: May 14, 1997

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                                                 STATE OF DELAWARE
                                                SECRETARY OF STATE
                                                   DIVISION OF
                                                   CORPORATIONS
                                            FILED 10:00 AM 06/24/1998
                                               981244245 -- 2316944

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                     *****

     CONCORD HEALTH GROUP, INC. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

     The Board of Directors of CONCORD HEALTH GROUP, INC. adopted the following resolution on the 11th day of May, 1998.


     Resolved, that the registered office of CONCORD HEALTH GROUP, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.


     IN WITNESS WHEREOF, CONCORD HEALTH GROUP, INC. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this 15th day of May, 1998.


                                                        Ira C. Gubernick
                                                    ------------------------
                                                    Ira C. Gubernick, Secretary

(DEL.-264-6/15/94)